UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 East State Street Kennett Square, PA	19348
(Address of Principal Executive Offices)	(Zip Code)

(610) 444-6350

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01Other Events.

On October 31, 2018, the Fifth Amended and Restated Voting Agreement (the “Fifth Voting Agreement”), dated as of July 31, 2018, by and among the holders of a majority of the voting power of Genesis Healthcare, Inc.'s (the “Company”) common stock (the “Voting Group”), expired in accordance with its terms.  As described below, the Fifth Voting Agreement generally restricted the Voting Group's ability to sell or transfer shares of the Company's common stock.  As a result of the expiration of the Fifth Voting Agreement, the Company is no longer a “controlled company” as defined in Section 303A of the New York Stock Exchange (the “NYSE”) listing standards.  The Company is currently in compliance with the NYSE corporate governance listing standards and intends to take the actions necessary to ensure that the composition of its Nominating, Corporate Governance, Quality and Compliance Committee and Compensation Committee satisfy the independent director requirements for such committees within the compliance timeline required by such listing standards for companies that transition out of “controlled company” status.

Under the terms of the Fifth Voting Agreement, the Voting Group had agreed not to (i) offer, pledge (other than to a financial institution, insurance company or bank in exchange for borrowed money or other extensions of credit), sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any shares of Company common stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above was to be settled by delivery of Company securities, in cash or otherwise (each such transaction a “Transfer”), provided, however, that, subject to certain limitations in the number of shares that can be Transferred, including that any such proposed Transfer could not result in the aggregate ownership percentage of the Voting Group to be equal to or less than 50.5%, (x) members of the Voting Group could make Transfers to one or more third parties, and (y) a specified member of the Voting Group could make Transfers to one or more third parties pursuant to a bona fide written trading plan entered into prior to the effective date of the Fifth Voting Agreement by such Voting Group member in compliance with Rule 10b5-1(c)(1) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2018	GENESIS HEALTHCARE, INC.
By: /s/ Michael S. Sherman
Michael S. Sherman Senior Vice President, General Counsel, Secretary and Assistant Treasurer